EXHIBIT (p)

Power of Attorney

Dated July 16, 2012

WHITEBOX MUTUAL FUNDS

POWER OF ATTORNEY

TO SIGN REGISTRATION STATEMENT

AND AMENDMENTS THERETO

The undersigned, duly appointed trustees of Whitebox Mutual Funds (the “Trust”), hereby appoint Mark M. Strefling and Bruce W. Nordin as attorney-in-fact and agent to do any and all acts and things, and execute in their names any and all instruments, which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Investment Company Act of 1940, the Securities Act of 1933, any requirements of the Securities and Exchange Commission in respect thereof and any state securities laws, in connection with the registration under said Acts of the Trust and the interests of the Trust and the offerings of interests of the Trust including specifically power and authority to sign their names to any and all Registration Statements to be filed with the Securities and Exchange Commission under either of said Acts in respect to the Trust and such interests of the Trust, and any amendments (including post-effective amendments) or applications for amendment or supplements of or to such Registration Statements, and to file the same with the Securities and Exchange Commission; and the undersigned do hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers conferred hereby.

IN WITNESS WHEREOF, the undersigned have signed their names hereto as of the 16th day of July, 2012.

/s/ Joseph M. Barsky III
Name: Joseph M. Barsky III
Trustee

/s/ Timothy J. Healy
Name: Timothy J. Healy
Trustee

/s/ Lee Liberman Otis
Name: Lee Liberman Otis
Trustee

/s/ Mark M. Strefling
Name: Mark M. Strefling
Trustee